Exhibit 99.1

Globalscape® Boosts End-User Security with Updates to Secure Managed File Transfer Solutions

Expands Ad Hoc Email Security Capabilities, Adds Data Loss Prevention and Anti-malware Integration Capabilities

SAN ANTONIO – October 1, 2014 – GlobalSCAPE, Inc., the secure information exchange company, today announced updates for two products in its secure managed file transfer suite of solutions. In addition to securing email attachments, Globalscape® Mail Express® now secures the transmission of both the content as well as attachments, protecting sensitive or confidential information as it’s sent. Globalscape’s EFT™’s new Content Integrity Control™ provides a an Internet Content Adaptation Protocol (ICAP) connector to anti-malware scanners and data loss prevention (DLP) solutions, helping IT teams control and monitor the movement of sensitive files and avoid infected files.

Securing the Transfer of Sensitive Emails
As a part of doing business, employees must exchange sensitive emails with customers and partners. Mail Express allows you to secure the emails that it manages in transit, allowing no one but the sender and recipient—not even the administrator—to view the contents of the email.

How Secure Email Transmission in Mail Express Works
•	When composing messages in Outlook or the Web users can choose (or IT policies will enforce) to have Mail Express process the attachment, message body, or both.
•	Mail Express then securely sends the message body and attachment to the Mail Express server and sends a secure download link to the recipient(s).
•	The recipient(s) can then click the link in the email (in any email application, including mobile), which opens the Mail Express pickup portal in the user's browser.
•	The user can then download the message and the attachment, via the pickup portal.
•	Using their default email application or the Mail Express reply portal, the user can respond to the email, optionally securing the message body, thus closing the secure loop.

Preventing the Leakage of Sensitive Data
Some of the biggest threats to organizations today are their own employees. Employees often transfer files outside of their organization when doing business. Occasionally, they might transfer a file that contains sensitive information about the company, its employees, partners or its customers. To stay compliant with the many government and industry regulations like HIPAA, SOX and PCI DSS, to name a few, organizations must use a secure file transfer solution that prevents data leakage. EFT with Content Integrity Control allows for anti-malware and DLP protection through ICAP connectors to anti-malware scanners and DLP solutions, enabling IT teams to better control and monitor the movement of sensitive files and avoid infected files.

Integrating EFT with Content Integrity Control in your security infrastructure:
•	Ensures transfers are free of malware;
•	Ensures that employees are not sharing confidential or proprietary information;
•	Ensures that no transfers contain nonpublic information, such as PHI (protected health information) and PFI (personal financial information);
•	Helps you maintain compliance with PCI DSS requirements 1.2 and 2.0 regarding DLP.

Supporting Quote:
James Bindseil, CEO of Globalscape
“It is imperative that organizations remain in control of their sensitive information. Often we see data breaches at the hands of employees, resulting in compliance violations. With our new product features, enhanced encryption capabilities in Mail Express, and Content Integrity Control which allows for DLP and AV Protection in EFT, we are continuing our forward progress in enabling IT teams to use added layers of security measures to control and monitor the movement of their sensitive information.”

About Globalscape
San Antonio, Texas-based GlobalSCAPE, Inc. (NYSE MKT: GSB) ensures the reliability of mission-critical operations by securing sensitive data and intellectual property. Globalscape’s suite of solutions features the EFT platform, the industry-leading enterprise file transfer solution that delivers military-grade security and a customizable platform for achieving best-in-class control and visibility of data in motion or at rest, across multiple locations. Founded in 1996, Globalscape is a leading enterprise solution provider of secure information exchange software and services to thousands of customers, including global enterprises, governments, and small businesses. For more information, visit www.globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2013 calendar year, filed with the Securities and Exchange Commission on March 27, 2014.

PRESS CONTACT
Contact: Christen Gentile
Phone Number: (210) 308-8267
Email: cgentile@globalscape.com

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